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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Teledyne Technologies Incorporated ("TDY") of our report dated January 23, 2001, included in the 2000 Annual Report to Stockholders of Teledyne Technologies Incorporated.

Our audits also included the financial statement schedule of Teledyne Technologies Incorporated listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-94739) pertaining to the TDY 1999 Incentive Plan, Registration Statement (Form S-8 No. 333-91781) pertaining to the TDY Executive Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-91785) pertaining to Teledyne 401(k) Plan, Registration Statement (Form S-8 No. 333-91787) pertaining to TDY Stock Purchase Plan, Registration Statement (Form S-8 No. 333-91791) pertaining to TDY Non-Employee Director Stock Compensation Plan, Registration Statement (Form S-8 No. 333-46630) pertaining to the TDY 1999 Incentive Plan and in the Registration Statement (Form S-8 No. 333-33878) pertaining to the TDY 401(k) Plan of our report dated January 23, 2001, with respect to the consolidated financial statements and schedule of Teledyne Technologies Incorporated, incorporated hereby by reference.


                                       /s/ Ernst & Young LLP


Los Angeles, California
February 23, 2001